                                                                     EXHIBIT 4.2

                               GLOBAL CERTIFICATE

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR OTHER APPLICABLE SECURITIES LAW, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (OTHER THAN THE EXEMPTION CONTAINED IN SECTION 3(A)(2) THEREOF) AND ANY STATE OR OTHER APPLICABLE SECURITIES LAW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH STERLING BANK (THE "BANK") OR ANY "AFFILIATE" OF THE BANK WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY: (A) TO THE BANK; (B) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (OTHER THAN THE EXEMPTION CONTAINED IN SECTION 3(A)(2) THEREOF), SUBJECT TO THE RIGHT OF THE BANK PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) PURSUANT TO CLAUSE (C) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE BANK A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING CIRCULAR DATED APRIL 3, 2003. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

      THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS SECURITY IS UNSECURED AND IS INELIGIBLE TO SERVE AS COLLATERAL FOR ANY LOAN BY THE BANK, AND THE OBLIGATIONS OF THE BANK EVIDENCED BY THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 5 HEREOF, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATIONS TO ITS DEPOSITORS AND THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL CREDITORS AND TO ITS SECURED CREDITORS.

      THIS SECURITY IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY"), 55 WATER STREET, NEW YORK, NEW YORK OR ITS NOMINEE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                  STERLING BANK

                        7.375% Subordinated Note due 2013

$50,000,000                                                       April 10, 2003
No. 1
CUSIP: 85916D BH7

      For value received, STERLING BANK, a Texas state chartered banking association (together with any successor pursuant to the provisions hereof, the "Bank"), hereby promises to pay to Cede & Co., or registered assigns at Cede & Co.'s offices at 55 Water Street, New York, New York or at such other office as Cede & Co. may from time to time designate in writing to the Bank, the principal sum of $50,000,000 on April 15, 2013 (the "Date of Maturity"), or on such earlier date as the principal hereof may become due in accordance with the provisions hereof, and to pay interest on said principal sum from time to time outstanding, from the date hereof until payment of said principal sum has been made or duly provided for, at the rate of 7.375% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2003 (each an "Interest Payment Date"). Payments of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be made immediately available to the Holder hereof. Interest payments on this Security shall be the amount of interest accrued to, but excluding, the relevant Interest Payment Date or Date of Maturity, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

      If any Interest Payment Date or Date of Maturity of this Security would otherwise be a day which is not a business day (as defined below), the related payment of principal of or interest on this Security shall be postponed to the next day which is a business day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Date of Maturity, as the case may be. The term "business day" means any day that is not a Saturday or Sunday, and that is not a day on which commercial banks in New York, New York or Houston, Texas are required or permitted by applicable law or regulation to be closed. Except as provided above, interest on this Security will accrue on holidays and on all days the Bank is not open for business.

      Reference is made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by the manual signature of one of its authorized signatories, this Security shall not be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Bank has caused this Security to be duly executed and attested as of the date first mentioned above.

                                  STERLING BANK

                                  By:          /s/ J. Downey Bridgwater
                                           -------------------------------------
                                  Name:    J. Downey Bridgwater
                                  Title:   President and Chief Executive Officer

Attest:


  /s/ James W. Goolsby, Jr.
--------------------------------------------------------------
Name:    James W. Goolsby, Jr.
Title:   Senior Vice President and General Counsel

This Security is one of the Subordinated Notes referred to in the Fiscal and Paying Agency Agreement referred to herein:

DEUTSCHE BANK TRUST COMPANY AMERICAS
         as Fiscal and Paying Agent

By:      /s/ Dorothy Robinson
    ----------------------------------------------------------
Name:     Dorothy Robinson
Title:    Vice President

Dated:  April 10, 2003

      1. This Security is one of the duly authorized issue of securities of the Bank, designated as its "7.375% Subordinated Notes due 2013" (each a "Security," and collectively the "Securities"), initially limited in aggregate principal amount to $50,000,000. The Bank, for the benefit of the Holders from time to time of the Securities, has entered into a Fiscal and Paying Agency Agreement, dated as of April 10, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Fiscal and Paying Agency Agreement"), between the Bank and Deutsche Bank Trust Company Americas ("Deutsche Bank"), as Fiscal and Paying Agent. Copies of the Fiscal and Paying Agency Agreement are on file and available for inspection at the offices of the Fiscal and Paying Agent located at Deutsche Bank Trust Company Americas, Attn: Corporate Trust & Agency Services, or at such other place or places as the Fiscal and Paying Agent shall designate by notice to the person in whose name this Security is registered (the "Holder") on the Security Register (as defined in Section 3 of this Security). Deutsche Bank or any duly appointed successor Fiscal and Paying Agent acting in such capacity is herein called the "Fiscal and Paying Agent."

      The Bank may, in accordance with the terms of the Fiscal and Paying Agency Agreement, reopen the issue of Securities and issue additional principal amounts of the Securities or establish additional terms of the Securities.

      Payments of principal and interest payable at maturity will be made in immediately available funds, upon presentation and surrender of this Security, at the corporate trust office of the Fiscal and Paying Agent in New York, New York, or at such other place or places as the Fiscal and Paying Agent shall designate by notice to the Holder, provided that this Security is presented to the Fiscal and Paying Agent in time for the Fiscal and Paying Agent to make such payments in such funds in accordance with its normal procedures and subject to such terms and conditions as the Fiscal and Paying Agent may impose consistent with the Fiscal and Paying Agency Agreement. Payments of interest (other than interest payable at stated maturity or any interest that is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest")) shall be paid by check, mailed to the Holder at its address specified in the Security Register on the Record Date (as defined below) or to such other address in the United States as the Holder shall designate to the Fiscal and Paying Agent in writing not later than the relevant Record Date. Notwithstanding the foregoing, payments of interest to the Depository or its nominee shall be made by wire transfer in immediately available funds and if any other Holder hereof owns $1,000,000 or more in aggregate principal amount of the Securities, such Holder may elect to receive payments of interest (other than interest payable at stated maturity) by wire transfer of immediately available funds to a bank account in the United States designated by the Holder in a written notice received by the Fiscal and Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date. Interest payable on any Interest Payment Date shall be payable to the person in whose name this Security is registered at the close of business 15 calendar days prior to the applicable Interest Payment Date (such date being referred to herein as the "Regular Record Date" for such Interest Payment Date), notwithstanding the subsequent cancellation of this Security prior to such Interest Payment Date, except that any Defaulted Interest will be paid to the person in whose name this Security is registered on a Special Record Date fixed by the Fiscal and Paying Agent (a "Special Record Date"). The terms Regular Record Date and Special Record Date are referred to hereinafter collectively as the "Record Date." To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Security, on any amount of principal of or interest on this Security not paid when due.

      2. Until the date on which all of the Securities shall have been surrendered or delivered to the Fiscal and Paying Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Securities shall have been made available for payment and either paid to the registered Holders of the Securities or returned to the Bank as provided herein and in the Fiscal and Paying Agency Agreement, the Fiscal and Paying Agent shall at all times maintain an office or agency in New York, New York, where Securities may be presented or surrendered for payment or for transfer or exchange.

      3. As provided in the Fiscal and Paying Agency Agreement and subject to certain limitations set forth therein, this Security is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Securities of other authorized denominations, by the Holder in person, or by its attorney duly authorized in writing, at the office of the Fiscal and Paying Agent maintained for such purpose. The Fiscal and Paying Agent shall maintain a register providing for the registration of the Securities and any exchange or transfer thereof (the "Security Register"). Upon surrender or presentation of this Security for exchange or registration of transfer, and subject to certain limitations set forth in the Fiscal and Paying Agency Agreement, the Bank shall execute and the Fiscal and Paying Agent shall authenticate and deliver in exchange therefor a Security or Securities, each in minimum denominations of $250,000 or any amount in excess thereof which is an integral multiple of $1,000 which has or have an aggregate principal amount equal to the aggregate principal amount of this Security being transferred or exchanged and is or are registered in such name or names requested by the Holder. Any Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Fiscal and Paying Agent) be duly endorsed, or accompanied by a written instrument of transfer with such evidence of due authorization and guarantee of signature as may reasonably be required by the Fiscal and Paying Agent in form satisfactory to the Fiscal and Paying Agent, duly executed by the Holder or his or her attorney duly authorized in writing, and with such tax identification number or other information for each person in whose name a Security is to be issued as the Fiscal and Paying Agent may reasonably request to comply with applicable law. No exchange or registration of transfer of this Security shall be made after the fifteenth calendar day immediately preceding the Date of Maturity.

      Owners of beneficial interests in this Security shall not be entitled to receive certificated Securities in registered form and shall not be considered holders of Securities unless (i) the Depository notifies the Bank in writing that it is no longer willing or able to continue as a depository for the Securities or if the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Bank within ninety days after the effective date of the Depository's ceasing to act as depository for the Securities, (ii) the Bank, at its option, notifies the Fiscal and Paying Agent in writing that it elects to cause the issuance of Securities in certificated form, or (iii) any event shall have happened and be continuing which, after notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities. In the event of such occurrences, upon the surrender of this Security by the Depository or a successor depository of the Securities, the Bank will execute, and the Fiscal and Paying Agent will, upon receipt of instructions in writing from the Bank, authenticate and deliver Securities of like tenor and terms in certificated form to each person that the Depository or a successor depository identifies as the beneficial owner of an interest in this Security in an aggregate principal amount equal to the aggregate principal amount of this Security then outstanding, in exchange for this Security.

      This Security or portions hereof may be transferred or exchanged only in principal amounts of not less than $250,000 and integral multiples of $1,000 in excess thereof. Any transfer, exchange or other disposition of this Security in a block having an aggregate principal amount of less than $250,000 shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in this Security for any purpose, including but not limited to the receipt of interest payable on this Security, and such transferee shall be deemed to have no interest whatsoever in this Security.

      No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Security, but the Bank or the Fiscal and Paying Agent may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

      The Bank and the Fiscal and Paying Agent may treat the person in whose name this Security is registered in the Security Register as the absolute owner of this Security for the purpose of receiving payments of principal of and interest on this Security and for all other purposes whatsoever, and the Bank and the Fiscal and Paying Agent shall not be affected by a notice to the contrary.

4.    PREPAYMENT AND NON-CONVERSION.


      (a) This Security is not subject to redemption, call or prepayment at the option of the Bank, or to repayment at the option of the Holder, prior to the Date of Maturity.

      (b) This Security is not convertible into the common stock or any other security of the Bank.

5.    SUBORDINATION; RIGHTS OF FDIC.

      (a) The indebtedness of the Bank evidenced by this Security, including the obligations of the Bank to pay the principal hereof and interest hereunder, is unsecured and subordinate and junior in right of payment to the Bank's obligations to its depositors, its obligations under bankers' acceptances and letters of credit, and its obligations to its general unsecured creditors and to its secured creditors (except for obligations that are specifically designated as ranking on a parity with or junior to this Security) whether now outstanding or hereafter incurred, in that in the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with or are junior to this Security) shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Security. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the Holder of this Security, together with the holders of any obligations of the Bank ranking on a parity with this Security, shall be entitled to be paid from the remaining assets of the Bank the unpaid principal and interest hereon and thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Security. Nothing herein shall impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Security in accordance with its terms.

      (b) Notwithstanding any other provisions of this Security, including Sections 5, 6 and 7 hereof, it is expressly understood and agreed that the FDIC or any other receiver or conservator of the Bank shall have the right in the performance of its legal duties, and as part of any transaction or plan of reorganization or liquidation designed to protect or further the continued existence of the Bank or the rights of any parties or agencies with an interest in, or claim against, the Bank or its assets, to transfer or direct the transfer of the obligations of this Security to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal of and interest on this Security and the due and punctual performance of all covenants and conditions hereof; and the completion of such transfer and assumption shall serve to supersede and void any default acceleration or subordination which may have occurred or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Security, and shall serve to return the Holder hereof to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the Holder, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with interest thereon from its original due date at the rate provided for herein.

      (c) This Security and any Securities issued subsequently hereto will rank pari passu among themselves and pari passu, in the event of a liquidation or similar proceeding with respect to the Bank, whether voluntary or involuntary, with all other present or future unsecured subordinated debt obligations of the Bank other than subordinated debt obligations of the Bank that by their express terms rank junior to this Security.

      (d) This Security contains no limitation on the amount of debt, deposits or other obligations that rank senior to this Security that may be hereafter incurred or assumed by the Bank.

      (e) Notwithstanding any other provisions of this Security, the Bank shall not make any payment of (i) any interest on this Security while it remains in default in the payment of any assessment due to the FDIC if and to the extent it would be prohibited from doing so by 12 U.S.C. Section 1828(b), (ii) any interest due or principal repayable without the prior written approval of the Commissioner of the Texas Department of Banking, when the Bank is in a "hazardous condition or is insolvent" (as defined in Section 31.002(a) of the Texas Banking Act, or any successor provision) or which would cause the Bank to be in a "hazardous condition or insolvent," as determined in all cases by the Banking Commissioner of Texas, and (iii) any principal or interest without the approval of the FDIC, beginning 60 days after the Bank becomes "critically undercapitalized," as that term is defined in 12 U.S.C. Section 1831o(b)(1)(E) and the rules and regulations promulgated thereto.

6.    EVENTS OF DEFAULT; REMEDIES.

      "Event of Default", wherever used herein, means either of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) the Bank shall consent to the appointment of a receiver or other similar official (other than a conservator) in any liquidation, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of the property of the Bank; or

               (ii) the Bank suffers to be entered a decree or order of a court or agency or supervisory authority for the appointment of a receiver or other similar official (other than a conservator) in any liquidation, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Bank, or of or relating to all or substantially all of the property of the Bank, or for the winding up or liquidation of the Bank, and such decree or order shall remain in force, undischarged or unstayed for a period of 60 days.

      If an Event of Default shall occur, the Holder may, at its option, by written notice to the Bank and the Fiscal and Paying Agent, declare this Security to be, and upon such declaration, unless, in accordance with the terms of the Fiscal and Paying Agent Agreement, the Fiscal and Paying Agent shall have received notice from the Bank that all Events of Default have been cured by the Bank or waived by the Holder of this Security, the principal of and interest on this Security shall become immediately due and payable; provided, however, that no repayment by acceleration or otherwise of this Security, other than at the Date of Maturity, may be made without the prior written approval of the FDIC and the Banking Commissioner of Texas.

      There is no right of acceleration in the case of a default in the payment of principal or interest on the Securities or the performance of any other obligation of the Bank under the Fiscal and Paying Agency Agreement or contained herein.

      The Fiscal and Paying Agency Agreement provides that the Bank will promptly notify the Fiscal and Paying Agent of an Event of Default upon the occurrence thereof, and the Fiscal and Paying Agent will promptly mail by first-class mail, postage prepaid, copies of such notice to the Holders of the Securities.

7.    MERGER; CONSOLIDATION.

      Nothing contained herein shall prevent any consolidation or merger of the Bank with any other corporation, bank or other legal entity (collectively, "corporation") or shall prevent any sale, conveyance, transfer or lease of the property of the Bank to any other corporation; provided, however, that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) the newly-formed corporation, or the corporation to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms of the Securities to be observed or performed by the Bank; and (ii) the surviving corporation (if other than the Bank), or the corporation to which such sale or conveyance shall have been made, shall be a corporation organized under the laws of the United States or any state thereof or the District of

Columbia and shall expressly assume the obligation for the payment of the principal and interest on the Securities. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation of the performance of all of the covenants in the Securities to be performed or observed by the Bank, such successor corporation shall succeed to the Bank with the same effect as if it had been named in the Securities as the Bank and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants in the Securities and may be liquidated and dissolved.

      8. All notices to the Bank under this Security shall be in writing and addressed to the Bank at 2550 North Loop West, Suite 600, Houston, Texas 77092,
Attention: Stephen C. Raffaele, Executive Vice President and Chief Financial Officer, or to such other address as the Bank may notify the Holder. All notices to the Fiscal and Paying Agent shall be in writing and addressed to the Fiscal and Paying Agent at the office of the Fiscal and Paying Agent at Deutsche Bank Trust Company Americas, Attn: Corporate Trust and Agency Services, 60 Wall Street, New York, New York 10005. All notices to the Holder shall be in writing and sent by first-class mail to the Holder at his, her or its address as set forth in the Security Register.

      9. In acting under the Fiscal and Paying Agency Agreement, the Fiscal and Paying Agent is acting solely as the agent of the Bank and does not assume any obligation or relationship of agency or trust with the Holder except as specifically described herein or therein. Under the terms of the Fiscal and Paying Agency Agreement, the Bank may rescind the designation of any Fiscal and Paying Agent and appoint a new Fiscal and Paying Agent in respect of the Securities or undertake to perform at the Bank the functions of the Fiscal and Paying Agent or change the address of a Fiscal and Paying Agent to another location in New York, New York. The Bank shall notify, or cause the Fiscal and Paying Agent to notify, the Holders of Securities of the removal or appointment of any Fiscal and Paying Agent or the undertaking of the Bank to perform at the Bank the functions of the Fiscal and Paying Agent.

      10. The Securities are issuable without interest coupons and in minimum denominations of $250,000 or any amount in excess thereof which is an integral multiple of $1,000.

      11. In the event of the failure by the Bank to make payment of principal of or interest on this Security (and, in the case of payment of interest, such failure to pay shall have continued for 5 days), the Bank will, upon demand of the Holder of this Security, pay to the Holder of this Security the whole amount then due and payable (without acceleration) on this Security for principal and interest with interest on the overdue principal and interest at the rate borne by this Security, to the extent permitted by applicable law. If the Bank fails to pay such amount upon such demand, the Holder of this Security may, among other things, institute a judicial proceeding for the collection.

      12. The Fiscal and Paying Agency Agreement provides, in certain limited circumstances, for the modification of the rights of the holders of the Securities by the Bank without the consent of the holders of the Securities, except that the consent of all holders of outstanding Securities affected thereby is required in order to change the Date of Maturity of the Securities, to change the definition of Interest Payment Date or reduce the principal amount of or the rate of interest on the Securities, or to change the coin or currency in which any Security or the interest thereon is payable, to change the place of payment where principal of or interest on the Securities is payable to a place outside New York, New York, to impair the right of the holders of the Securities to institute suit for the enforcement of payments of principal of or interest or other amounts on the Securities on or after the Date of Maturity or due date therefor, to modify the subordination provisions of the Securities in any manner adverse to the holders of Securities or to modify the provisions of the Fiscal and Paying Agency Agreement governing the amendment thereof and of the Securities.

13.   MISCELLANEOUS.

      (a) This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

      (b) Notwithstanding anything contained in Section 6 hereof (other than the second and third to last paragraphs thereof) the Holder of this Security (i) may exercise all remedies otherwise permitted by applicable law upon an Event of Default, subject only to the rights, if any, of the Bank's depositors and the holders of any indebtedness of the Bank which is senior to the indebtedness of the Bank evidenced by this Security, and (ii) for the purpose of determining (A) the persons entitled to participate in any distribution of the Bank's assets,
(B) the holders of any such senior indebtedness or any other indebtedness due of the Bank, (C) the amounts of any such indebtedness or payable thereon, (D) the amount or amounts to be paid or distributed with respect to any of the foregoing, and (E) any other facts pertinent to the same or to Section 6 hereof, may rely upon any order or decree issued by any court of competent jurisdiction (including, without limitation, any order or decree for any payment or distribution of the Bank's assets) before which any proceeding is brought, or any certificate of any liquidating trustee, agent or other person making any distribution to such holder.

      (c) All captions are for convenience only and shall not affect the meaning of the provisions to which they relate.

      (d) This Security and each of its terms shall be binding upon and inure to the benefit of the Bank, the Holders, the Depository or its nominee, the Fiscal and Paying Agent and their respective successors and assigns.

      (e) Except as otherwise expressly required herein, the Bank waives demand, presentment for payment, notice of non-payment, notice of protest, and all other notices.

      (f) Any consent or waiver given by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      14. No reference herein to the Fiscal and Paying Agency Agreement and no provision of this Security shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed. No failure or delay on the part of the Holder in exercising any right under this Security shall impair any such right or operate as a waiver thereof. No waiver of any such rights shall be effective unless given in writing.



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
      15. Any depository institution, as that term is defined in section 3(c)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1813(c)), to which this Security is issued shall be deemed to have agreed by acquiring this Security that any rights of such institution to offset all or any portion of the indebtedness represented by this Security against any indebtedness or other obligations of such institution to the Bank under applicable law are hereby waived by such institution.

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